CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 10, 2004 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 246 as of October 31, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.


                                                              GRANT THORNTON LLP


Chicago, Illinois
February 22, 2005